KIRLIN SECURITIES, INC.
                              6901 JERICHO TURNPIKE
                             SYOSSET, NEW YORK 10106

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                       FORM OF SELECTED DEALERS AGREEMENT

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Dear Sirs:

                  1. Registration under the Securities Act of 1933, as amended ("Act"), of the [ ] shares of Common Stock and [ ] Redeemable Common Stock Purchase Warrants (collectively, the "Securities")* of Fusion Telecommunications International, Inc. ("Company"), as more fully described in the Preliminary Prospectus, dated ________ __, 2004, and in the final prospectus ("Prospectus") that will be forwarded to you, will become effective in the near future. We, as the Underwriters, are offering certain of the Securities for purchase by a selected group of dealers ("Selected Dealers") on the terms and conditions stated herein.

Authorized Public Offering Price:   $[  ] per Share

                                    $[  ] per Warrant

Dealers' Selling Concession:        Not to exceed $      per Share and $     per
                                    Warrant payable upon termination of this Agreement, except as provided below. We reserve the right not to pay such concession on any of the Securities purchased by any of the Selected Dealers from us and repurchased by us at or below the price stated above prior to such termination.

Reallowance:                        You may reallow not in excess of $       per
                                    Share and $       per Warrant as  a  selling
                                    concession to dealers who are members in good standing of the National Association of Securities Dealers, Inc. ("NASD") or to foreign dealers who are not eligible for membership in the NASD and who have agreed
                                    (i) not to sell the Securities within the United States of America, its territories or possessions or to persons who are citizens thereof or residents therein, and (ii) to abide by the applicable Conduct Rules of the NASD.

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* Plus the over-allotment option available to the Underwriters to purchase up to an additional [ ] Shares and [ ] Warrants.

Delivery and Payment:               Delivery of the Securities  shall be made on
                                    or  about  __________________,  2004 or such
                                    later date as we may advise on not less than
                                    one day's  notice to you,  at the  office of
                                    Kirlin   Securities,   Inc.,   6901  Jericho
                                    Turnpike, Syosset, New York 11791 or at such
                                    other place as we shall  specify on not less
                                    than one day's  notice to you.  Payment  for
                                    the  Securities  is  to  be  made,   against
                                    delivery,  at the authorized public offering
                                    price  stated  above,  or,  if we  shall  so
                                    advise   you,  at  the   authorized   public
                                    offering price less the dealers' selling concession stated above, by a certified or official bank check in New York Clearing
                                    House  Funds  payable to the order of Kirlin
                                    Securities, Inc.

Termination:                        This Agreement  shall terminate at the close
                                    of  business on the 45th day  following  the
                                    effective date of the Registration Statement
                                    (of which the  enclosed  Prospectus  forms a
                                    part), unless extended at our discretion for
                                    a period  or  periods  not to  exceed in the
                                    aggregate  30   additional   days.   We  may
                                    terminate this Agreement, whether or not extended, at any time without notice.

                  2. Any of the Securities purchased by you hereunder are to be offered by you to the public at the public offering prices, except as herein otherwise provided and except that a reallowance from such public offering prices not in excess of the amounts set forth on the first page of this Agreement may be allowed as consideration for services rendered in distribution to dealers that (a) are actually engaged in the investment banking or securities business; (b) execute the written agreement prescribed by Rule 2740 of the NASD Conduct Rules; and (c) are either members in good standing of the NASD or foreign banks, dealers or institutions not eligible for membership in the NASD that represent to you that they will promptly reoffer such Securities at the public offering price and will abide by the conditions with respect to foreign banks, dealers and institutions set forth in paragraph 9 below.

                  3. You, by becoming a member of the  Selected  Dealers,  agree
(a) upon effectiveness of the Registration Statement and your receipt of the Prospectus, to take up and pay for the number of Securities allotted and confirmed to you, (b) not to use any of the Securities to reduce or cover any short position you may have and (c) to make available a copy of the Prospectus to all persons who on your behalf will solicit orders for the Securities prior to the making of such solicitations by such persons. You are not authorized to give any information or to make any representations other than those contained in the Prospectus or any supplements or amendments thereto.

                  4. As contemplated by Rule 15c2-8 under the Securities Exchange Act of 1934, as amended, we agree to mail a copy of the Prospectus to any person making a written request therefor during the period referred to in the rules and regulations adopted under such Act, the mailing to be made to the address given in the request. You confirm that you have delivered all preliminary prospectuses and revised preliminary prospectuses, if any, required to be delivered under the provisions of Rule 15c2-8 and agree to deliver all copies of the Prospectus required to be delivered thereunder. We have heretofore delivered to you such preliminary prospectuses as have been required by you, receipt of which is hereby acknowledged, and will deliver such further prospectuses as may be requested by you.

                  5. You agree that until termination of this Agreement you will not make purchases or sales of the Securities except (a) pursuant to this Agreement, (b) pursuant to authorization received from us, or (c) in the ordinary course of business as broker or agent for a customer pursuant to any unsolicited order.

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

                  6. Additional copies of the Prospectus and any supplements or amendments thereto shall be supplied in reasonable quantity upon request.

                  7. The Securities are offered by us for delivery when, as and if sold to, and accepted by, us and subject to the terms herein and in the Prospectus or any supplements or amendments thereto, to our right to vary the concessions and terms of offering after their release for public sale, to approval of counsel as to legal matters and to withdrawal, cancellation or modification of the offer without notice.

                  8. Upon written application to us, you shall be informed as to the jurisdictions under the securities or blue sky laws of which we believe the Securities are eligible for sale, but we assume no responsibility as to such eligibility or the right of any member of the Selected Dealers to sell any of the Securities in any jurisdiction. We have caused to be filed a Further State Notice relating to such of the Securities to be offered to the public in New York in the form required by, and pursuant to, the provisions of Article 23A of the General Business Law of the State of New York. Upon the completion of the public offering contemplated herein, each member of the Selected Dealers agrees to promptly furnish to us, upon our request, territorial distribution reports setting forth each jurisdiction in which sales of the Securities were made by such member, the number of Securities sold in such jurisdiction, and any further information as we may request, in order to permit us to file on a timely basis any report that we as the Underwriters of the offering or manager of the Selected Dealers may be required to file pursuant to the securities or blue sky laws of any jurisdiction.

                  9. You, by becoming a member of the Selected Dealers, represent that you are actually engaged in the investment banking or securities business and that you are (a) a member in good standing of the NASD and will comply with NASD Conduct Rule 2740, or (b) a foreign dealer or institution that is not eligible for membership in the NASD and that has agreed (i) not to sell Securities within the United States of America, its territories or possessions or to persons who are citizens thereof or residents therein; (ii) that any and all sales shall be in compliance with Rule 2110-01 of the NASD's Conduct Rules;
(iii) to comply, as though it were a member of the NASD, with Rules 2730, 2740 and 2750 of the NASD's Conduct Rules, and to comply with Rule 2420 thereof as that Rule applies to a non-member broker or dealer in a foreign country.

                  10.  Nothing  herein  shall  constitute  any  members  of  the
Selected Dealers partners with us or with each other, but you agree, notwithstanding any prior settlement of accounts or termination of this Agreement, to bear your proper proportion of any tax or other liability based upon the claim that the Selected Dealers constitute a partnership, association, unincorporated business or other separate entity and a like share of any expenses of resisting any such claim.

                  11. Kirlin Securities, Inc. shall be the Managing Underwriter of the offering and manager of the Selected Dealers and shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the offering or the Selected Dealers or any members of them. Except as expressly stated herein, or as may arise under the Act, we shall be under no liability to any member of the Selected Dealers as such for, or in respect of (i) the validity or value of the Securities (ii) the form of, or the statements contained in, the Prospectus, the Registration Statement of which the Prospectus forms a part, any supplements or amendments to the Prospectus or such Registration Statement, any preliminary prospectus, any instruments executed by, or obtained or any supplemental sales data or other letters from, the Company, or others, (iii) the form or validity of the Underwriting Agreement or this Agreement, (iv) the eligibility of any of the Securities for sale under the laws of any jurisdiction, (v) the delivery of the Securities, (vi) the performance by the Company, or others of any agreement on its or their part, or (vii) any matter in connection with any of the foregoing, except our own want of good faith.

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

                  12. If for federal income tax purposes the Selected Dealers, among themselves or with the Underwriters, should be deemed to constitute a partnership, then we elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986, as amended, and we agree not to take any position inconsistent with such selection. We authorize you, in your discretion, to execute and file on our behalf such evidence of such election as may be required by the Internal Revenue Service.

                  13. All communications from you shall be addressed to Kirlin Securities, Inc. at 6901 Jericho Turnpike, Syosset, New York 11791, Attention:
David O. Lindner. Any notice from us to you shall be deemed to have been fully authorized by the Underwriters and to have been duly given if mailed, telegraphed or sent by confirmed facsimile transmittal to you at the address to which this letter is mailed. This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to conflict of laws. Time is of the essence in this Agreement.

                  If you desire to become a member of the Selected Dealers, please advise us to that effect immediately by facsimile transmission and sign and return to us the enclosed counterpart of this letter.

                                         Very truly yours,

                                         KIRLIN SECURITIES, INC.


                                         By:
                                              ----------------------------------
                                              Name: David O. Lindner
                                              Title: Co-Chief Executive Officer

                  We accept membership in the Selected Dealers on the terms specified above.

Dated:  ___________ __, 2004

        (Selected Dealer)


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By:
   ---------------------------------
         Name:
         Title:


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